Exhibit 99.1

Marathon Oil Announces Executive Change

HOUSTON, Dec. 10, 2012 - Marathon Oil Corporation (NYSE: MRO) announced today that David E. Roberts, Jr., executive vice president and chief operating officer, has resigned in order to pursue other interests. Roberts' resignation is effective Dec. 14, 2012.

Since joining Marathon in 2006, Roberts has been an important contributor to the Company's upstream success. The Company's board of directors and management team thank him for the contributions he has made to Marathon and offer their best wishes to him in his future endeavors.
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